EXHIBIT B

THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE OFFERED FOR SALE, SOLD OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR IN ACCORDANCE WITH AN EXEMPTION FROM REGISTRATION UNDER THAT ACT.

WARRANT TO PURCHASE
______ SHARES OF COMMON STOCK OF
COLOMBIA CLEAN POWER & FUELS, INC.

This certifies that ______________ or any party to whom this Warrant is assigned in accordance with its terms is entitled to subscribe for and purchase _____ shares of the Common Stock of Colombia Clean Power & Fuels, Inc., a Nevada corporation, on the terms and conditions of this Warrant.

1.           Definitions.  As used in this Warrant, the term:

1.1           “Business Day” means any day other than a Saturday, Sunday, or a day on which banking institutions in the State of New York are authorized or obligated to be closed by law or by executive order.

1.2           “Common Stock” means the Common Stock, par value $.001 per share, of the Corporation.

1.3           “Corporation” means Colombia Clean Power & Fuels, Inc., a Nevada corporation, or its successor.

1.4           “Expiration Date” means June 30, 2015.

1.5           “Holder” means ______________ or any party to whom this Warrant is assigned in accordance with its terms.

1.6           “1933 Act” means the Securities Act of 1933, as amended.

1.7           “Warrant” means this Warrant and any warrants delivered in substitution or exchange for this Warrant in accordance with the provisions of this Warrant.

1.8           “Warrant Price” means $0.01 per share of Common Stock, as such amount may be adjusted pursuant to Section 4 hereof.

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2.           Exercise of Warrant.  (a)  At any time before the Expiration Date, the Holder may exercise the purchase rights represented by this Warrant, in whole or in part, by surrendering this Warrant (with a duly executed subscription in the form attached) at the Corporation’s principal corporate office (located on the date hereof in Houston, Texas) and by paying the Corporation, by certified or cashier’s check, the aggregate Warrant Price for the shares of Common Stock being purchased.

(b)           This Warrant may also be exercised by the Holder through a cashless exercise, as described in this Section 2(b). This Warrant may be exercised, in whole or in part, by (i) the delivery to the Company of a duly executed exercise form specifying the number of shares of Common Stock issuable upon exercise of this Warrant to be applied to such exercise, and (ii) the surrender to a common carrier for overnight delivery to the Company, or as soon as practicable following the date the Holder delivers the exercise form to the Company, of this Warrant (or an indemnification undertaking with respect to this Warrant in the case of its loss, theft or destruction). The number of shares of Common Stock to be issued upon exercise of this Warrant pursuant to this Section 2 (b) shall be computed as of the date of delivery of this Warrant to the Company using the following formula:

	X =	Y(A-B)
A

where:
	X =	the number of shares of Common Stock to be issued to the Holder under this Section 2(b);
	Y =	the number of shares of Common Stock issuable upon exercise of this Warrant identified in the exercise form as being applied to the subject exercise;
	A =	the Current Market Price on such date; and
	B =	the Exercise Price on such date.

For purposes of this Section 2(b), the “Current Market Price” per share of Common Stock on any day shall mean: (i) if the principal trading market for such securities is a national or regional securities exchange, the closing price on such exchange on such day; or (ii) if (i) is not applicable, and if bid and ask prices for shares of Common Stock are reported in the over-the-counter market by NASDAQ (or, if not so reported, by the National Quotation Bureau), the average of the high bid and low ask prices so reported on such day. Notwithstanding the foregoing, if there is no reported closing price or bid and ask prices, as the case may be, for the day in question, then the Current Market Price shall be determined as of the latest date prior to such day for which such closing price or bid and ask prices, as the case may be, are available, unless such securities have not been traded on an exchange or in the over-the-counter market for 30 or more days immediately prior to the day in question, in which case the Current Market Price shall be determined mutually by the Board of Directors of the Company and the Holder or, failing such agreement, at the Company’s expense by an appraiser selected by the Board of Directors of the Company and reasonably acceptable to the Holder.  Any determination of Current Market Price by an appraiser shall be based on a fair valuation of the Company as an entity without regard to any minority or illiquidity discounts.

Ex-B-2

(c)           Notwithstanding the provisions of Section 2(a) and 2(b) hereof, the Holder may not exercise the purchase rights represented by this Warrant until the Corporation consummates its proposed reverse stock split of the Common Stock.  The Corporation hereby covenants and agrees with the Holder that it will take all appropriate action necessary to consummate, and shall consummate, such reverse stock split on or prior to August 31, 2010.

2.1           Delivery of Certificates.  Within five (5) days after each exercise of the purchase rights represented by this Warrant, the Corporation shall deliver a certificate for the shares of Common Stock so purchased to the Holder and, unless this Warrant has been fully exercised or expired, a new Warrant representing the balance of the shares of Common Stock subject to this Warrant.

2.2           Effect of Exercise.  The person entitled to receive the shares of Common Stock issuable upon any exercise of the purchase rights represented by this Warrant shall be treated for all purposes as the holder of such shares of record as of the close of business on the date of exercise.

2.3           Issue Taxes.  The Corporation shall pay all issue and other taxes that may be payable in respect of any issue or delivery to the Holder of shares of Common Stock upon exercise of this Warrant.

3.           Stock Fully Paid; Reservation of Shares.  The Corporation covenants and agrees that all securities that it may issue upon the exercise of the rights represented by this Warrant will, upon issuance, be fully paid and nonassessable and free from all taxes, liens and charges.  The Corporation further covenants and agrees that, during the period within which the Holder may exercise the rights represented by this Warrant, the Corporation shall at all times have authorized and reserved for issuance enough shares of its Common Stock or other securities for the full exercise of the rights represented by this Warrant.  The Corporation shall not, by an amendment to its Articles of Incorporation or through reorganization, consolidation, merger, dissolution, issue or sale of securities, sale of assets or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant.

4.           Adjustments.  The Warrant Price and the number of shares of Common Stock that the Corporation must issue upon exercise of this Warrant shall be subject to adjustment in accordance with Sections 4.1 through 4.3.

4.1           Adjustment to Warrant Price for Combinations or Subdivisions of Common Stock.  If the Corporation at any time or from time to time after the date hereof (1) declares or pays, without consideration, any dividend on the Common Stock payable in Common Stock; (2) creates any right to acquire Common Stock for no consideration; (3) subdivides the outstanding shares of Common Stock (by stock split, reclassification or otherwise); or (4) combines or consolidates the outstanding shares of Common Stock, by reclassification or otherwise, into a lesser number of shares of Common Stock, the Corporation shall proportionately increase or decrease the Warrant Price, as appropriate.

Ex-B-3

4.2           Adjustments for Reclassification and Reorganization.  If the Common Stock issuable upon exercise of this Warrant changes into shares of any other class or classes of security or into any other property for any reason other than a subdivision or combination of shares provided for in Section 4.1, including without limitation any reorganization, reclassification, merger or consolidation, the Corporation shall take all steps necessary to give the Holder the right, by exercising this Warrant, to purchase the kind and amount of securities or other property receivable upon any such change by the owner of the number of shares of Common Stock subject to this Warrant immediately before the change.

4.3           Spin Offs.  If the Corporation spins off any subsidiary by distributing to the Corporation's shareholders as a dividend or otherwise any stock or other securities of the subsidiary, the Corporation shall reserve until the Expiration Date enough of such shares or other securities for delivery to the Holders upon any exercise of the rights represented by this Warrant to the same extent as if the Holders owned of record all Common Stock or other securities subject to this Warrant on the record date for the distribution of the subsidiary's shares or other securities.

4.4           Certificates as to Adjustments.  Upon each adjustment or readjustment required by this Section 4, the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with this Section, cause independent public accountants selected by the Corporation to verify such computation and prepare and furnish to the Holder a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based.

5.           Fractional Shares.  The Corporation shall not issue any fractional shares in connection with any exercise of this Warrant.

6.           Dissolution or Liquidation.  If the Corporation dissolves, liquidates or winds up its business before the exercise or expiration of this Warrant, the Holder shall be entitled, upon exercising this Warrant, to receive in lieu of the shares of Common Stock or any other securities receivable upon such exercise, the same kind and amount of assets as would have been issued, distributed or paid to it upon any such dissolution, liquidation or winding up with respect to such shares of Common Stock or other securities, had the Holder been the holder of record on the record date for the determination of those entitled to receive any such liquidating distribution or, if no record is taken, upon the date of such liquidating distribution.  If any such dissolution, liquidation or winding up results in a cash distribution or distribution of property which the Corporation's Board of Directors determines in good faith to have a cash value in excess of the Warrant Price provided by this Warrant, then the Holder may, at its option, exercise this Warrant without paying the aggregate Warrant Price and, in such case, the Corporation shall, in making settlement to Holder, deduct from the amount payable to Holder an amount equal to such aggregate Warrant Price.

Ex-B-4

7.           Transfer and Exchange.

7.1           Transfer.  Subject to Section 7.3, the Holder may transfer all or part of this Warrant at any time on the books of the Corporation at its principal office upon surrender of this Warrant, properly endorsed.  Upon such surrender, the Corporation shall issue and deliver to the transferee a new Warrant or Warrants representing the Warrants so transferred.  Upon any partial transfer, the Corporation shall issue and deliver to the Holder a new Warrant or Warrants with respect to the Warrants not so transferred.

7.2           Exchange.  The Holder may exchange this Warrant at any time at the principal office of the Corporation for Warrants in such denominations as the Holder may designate in writing.  No such exchanges will increase the total number of shares of Common Stock or other securities that are subject to this Warrant.

7.3           Securities Act of 1933.  By accepting this Warrant, the Holder agrees that this Warrant and the shares of the Common Stock issuable upon exercise of this Warrant may not be offered or sold except in compliance with the 1933 Act, and then only with the recipient's agreement to comply with this Section 7 with respect to any resale or other disposition of such securities.  The Corporation may make a notation on its records in order to implement such restriction on transferability.

8.           Loss or Mutilation.  Upon the Corporation's receipt of reasonably satisfactory evidence of the ownership and the loss, theft, destruction or mutilation of this Warrant and (in the case of loss, theft or destruction) of a reasonably satisfactory indemnity or (in the case of mutilation) upon surrender and cancellation of this Warrant, the Corporation shall execute and deliver a new Warrant to the Holder.

9.           Successors. All the covenants and provisions of this Warrant shall bind and inure to the benefit of the Holder and the Corporation and their respective successors and assigns.

10.         Notices. All notices and other communications given pursuant to this Warrant shall be in writing and shall be deemed to have been given when personally delivered or when mailed by prepaid registered, certified or express mail, return receipt requested.  Notices should be addressed as follows:

(a)           If to Holder, then to:

I.                                                           [To Come]

Ex-B-5

(b)	If to the Corporation, then to:

Colombia Clean Power & Fuels, Inc.
4265 San Felipe Street, Suite 1100
Houston, Texas  77027
Attention:  Mr. Edward Mooney
    Chief Executive Officer

Such addresses for notices may be changed by any party by notice to the other party pursuant to this Section 10.

11.           Amendment.  This Warrant may be amended only by an instrument in writing signed by the Corporation and the Holder.

12.           Construction of Warrant.  This Warrant shall be construed as a whole and in accordance with its fair meaning.  A reference in this Warrant to any section shall be deemed to include a reference to every section the number of which begins with the number of the section to which reference is made.  This Warrant has been negotiated by both parties and its language shall not be construed for or against any party.

13.           Law Governing.  This Warrant is executed, delivered and to be performed in the State of New York and shall be construed and enforced in accordance with and governed by the New York law without regard to any conflicts of law or choice of forum provisions.

14.           Limitation on Exercise.  The Corporation shall not effect the exercise of this Warrant, and the Holder shall not have the right to exercise this Warrant, to the extent that after giving effect to such exercise, the Holder (together with the Holder’s affiliates) would beneficially own in excess of 9.99% of the shares of the Common Stock outstanding immediately after giving effect to such exercise. For purposes of the foregoing sentence, the aggregate number of shares of Common Stock beneficially owned by the Holder and its affiliates shall include, without limitation, the number of shares of Common Stock issuable upon exercise of this Warrant with respect to which the determination of such amount is being made, but shall exclude shares of Common Stock that would be issuable upon (i) exercise of the remaining, unexercised portion of this Warrant beneficially owned by the Holder and its affiliates and (ii) exercise or conversion of the unexercised or unconverted portion of any other securities of the Corporation beneficially owned by the Holder and its affiliates (including, without limitation, any convertible debentures, convertible notes, convertible preferred stock or other warrants) subject to a limitation on conversion or exercise analogous to the limitation contained herein.  Except as set forth in the preceding Section, for purposes of this Section, beneficial ownership shall be calculated in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended.  For purposes of this Warrant, in determining the number of outstanding shares of Common Stock, the Holder may rely on the number of outstanding shares of Common Stock as reflected in (1) the Corporation’s most recent Form 10-Q, Form 10-K or other public filing with the Securities and Exchange Commission, as the case may be, (2) a more recent public announcement by the Corporation, or (3) any other notice by the Corporation or its transfer agent setting forth the number of shares of Common Stock outstanding.  For any reason at any time, upon the written or oral request of the Holder of this Warrant, the Corporation shall within five business days confirm orally and in writing to the Holder the number of shares of Common Stock then outstanding.  In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Corporation by the Holder and its affiliates since the date as of which such number of outstanding shares of Common Stock was reported. In effecting the exercise of this Warrant, the Corporation shall be entitled to rely on a representation by the Holder as to the number of shares that it beneficially owns for purposes of the above 9.99% limitation calculation.

Dated as of _______________, 2010

COLOMBIA CLEAN POWER & FUELS, INC.

By:
Edward Mooney
Chief Executive Officer

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Colombia Clean Power & Fuels, Inc.

EXERCISE FORM

(To be completed and signed only upon exercise of the Warrants)

To:	Colombia Clean Power & Fuels, Inc.
4265 San Felipe Street, Suite 1100
Houston, Texas  77027

Attention: Secretary

The undersigned hereby exercises his or its rights to purchase ___________ Warrant Shares covered by the within Warrant and tenders payment herewith in the amount of $_________ by [tendering cash or delivering a certified check or bank cashier’s check, payable to the order of the Company] [surrendering ______ shares of Common Stock received upon exercise of the attached Warrant, which shares have a Current Market Price equal to such payment] in accordance with the terms thereof, and requests that certificates for such securities be issued in the name of, and delivered to:

(Print Name, Address and Social Security
or Tax Identification Number)

and, if such number of shares of Common Stock issuable upon such exercise shall not be all the shares of Common Stock covered by the within Warrant, that a new Warrant for the balance of the shares of Common Stock covered by the within Warrant be registered in the name of, and delivered to, the undersigned at the address stated below.

Dated: ____________, ________	Name:
(Please Print)

Address:

(Signature)

(City) (State) (Zip)

FORM OF ASSIGNMENT

FOR VALUE RECEIVED, the undersigned registered Holder of this Warrant sells, assigns and transfers unto the Assignee named below all of the rights of the undersigned under the Warrant, with respect to the number of shares of Common Stock set forth below (the “Transfer”):

Name of Assignee	Address	No. of Shares

The undersigned irrevocably constitutes and appoints  as the undersigned’s attorney-in-fact, with full power of substitution, to make the transfer on the books of Colombia Clean Power & Fuels, Inc.

Dated:

(Signature)